Exhibit 99.1

Marvell Technology Group Ltd. Reports Fourth Quarter and

Fiscal 2008 Results

Marvell Achieves Record Revenues for FY2008, Up 36 Percent on Prior Year

GAAP Net Income of $1.3 Million versus Net Loss of $141 Million in Prior Year

For further information, contact:
Jeff Palmer	Diane Vanasse
Investor Relations	Public Relations
408-222-8373	408-242-0027
jpalmer@marvell.com	dvanasse@marvell.com

Santa Clara, California (March 6, 2008) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, communications, and consumer silicon solutions, today reported financial results for its fourth quarter and fiscal year ended February 2, 2008.

Net revenue for the fourth quarter of fiscal 2008 was a record $845 million, an increase of 36% over net revenue of $622 million for the fourth quarter of fiscal 2007 and an 11% sequential increase from net revenue of $758 million for the third quarter of fiscal 2008.  Net income under generally accepted accounting principles (GAAP) was $1.3 million, or $0.00 per share (diluted), for the fourth quarter of fiscal 2008 compared with net loss under GAAP of $140.6 million, or $0.24 per share (diluted), for the fourth quarter of fiscal 2007 and net loss under GAAP of $6.4 million, or $0.01 per share (diluted), for the third quarter of fiscal 2008.  Shares used to compute GAAP net income per share (diluted), for the fourth quarter ended February 2, 2008 increased to 627 million shares compared with 587 million shares used to compute GAAP net loss per share (diluted) for the fourth quarter ended January 27, 2007 and 591 million shares used to compute GAAP net loss per share (diluted) for the third quarter ended October 27, 2007.

Marvell has reached a tentative settlement with the plaintiffs in the previously disclosed federal derivative lawsuits related to historical stock option practices.  The Company has accrued $16 million in its fourth quarter 2008 financial statements related to anticipated payments pursuant to the tentative settlement.  The tentative settlement requires court approval before it becomes final.  Marvell anticipates that the parties will finalize and submit formal settlement documentation to the court in the next few months.

“We are pleased with our financial performance this quarter and believe we have turned the corner on improving our profitability,” stated Dr. Sehat Sutardja, Marvell’s President and CEO.  “Marvell achieved record revenues during fiscal 2008, putting us on track to achieve a better than $3 billion annual run rate.  Our improved operating margins and earnings per share on a pro forma basis demonstrate clear focus on controlling operating costs.  The better than anticipated sales trends during the fourth fiscal quarter was due to strong demand for our system-on-a-chip products for the storage market, better than expected demand for our enterprise-class communication products and better than seasonal demand for our cellular products.  The results demonstrate successful investment in a broad range of technologies and our ability to integrate these technologies into superior products across many markets.”

Net revenue for the year ended February 2, 2008 was $2,895 million, an increase of 29% over net revenue of $2,238 million for the year ended January 27, 2007.  The increase in net revenue during fiscal 2008 is primarily attributable to sales of cellular and wireless communications products.  Net loss under GAAP was $114.4 million or $0.19 per share (diluted) for the year ended February 2, 2008 compared with net loss under GAAP of $12.1 million or $0.02 per share (diluted) for the year ended January 27, 2007.

Marvell reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis.  A discussion of Marvell’s use of these non-GAAP financial measures is set forth below, and reconciliations of GAAP net income (loss) to non-GAAP net income for the three months ended February 2, 2008, October 27, 2007 and January 27, 2007 and year ended February 2, 2008 and January 27, 2007, respectively, appear in the financial statements portion of this release.  Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization of acquired intangible assets, restructuring costs and cumulative effect of change in accounting principle.

Non-GAAP net income increased to $122.9 million, or $0.20 per share (diluted) for the fourth quarter of fiscal 2008, a 495% increase as compared with non-GAAP net income of $20.7 million, or $0.03 per share (diluted), for the fourth quarter of fiscal 2007 and an increase of 43% over non-GAAP net income of $86.2 million, or $0.14 per share (diluted) for the third quarter of fiscal 2008.  The improvement in non-GAAP net income during the fourth quarter of fiscal 2008 was primarily due to better than anticipated revenue growth of storage and Ethernet connectivity products.  Shares used to compute non-GAAP net income per diluted share for the fourth quarter of fiscal 2008 was 627 million shares compared with 634 million shares for the fourth quarter of fiscal 2007 and 631 million shares for the third quarter of fiscal 2008.

Non-GAAP gross margin for the fourth quarter of fiscal 2008 was 48.7% as compared to non-GAAP gross margin of 48.3% for the third quarter of fiscal 2008 and non-GAAP gross margin of 48.2% for the fourth quarter of fiscal 2007.

Non-GAAP net income was $280.1 million, or $0.44  per share (diluted) for the year ended February 2, 2008, compared with non-GAAP net income of $359.0 million, or $0.56 per share (diluted) for the year ended January 27, 2007.  The decline in non-GAAP net income during fiscal 2008 versus fiscal 2007 is primarily due to the integration of the Intel Communication-Applications Processor group into the Marvell organization.  Shares used in computing non-GAAP net income per share for the year ended February 2, 2008 decreased to 630 million shares compared with 638 million shares for the year ended January 27, 2007.

Non-GAAP gross margin for fiscal 2008 was 48.8% compared to non-GAAP gross margin for fiscal 2007 of 51.3%.

Marvell will be conducting a conference call today at 1:45 p.m. PST to discuss its fourth quarter business.  The call is being webcast by Thomson/CCBN and can be accessed at Marvell’s web site at www.marvell.com.  The webcast is also being distributed through Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.  The conference call will also be available via the web at www.marvell.com. Please visit the Investor Events section.  Replay on the Internet will be available until March 6, 2009.

Discussion of Non-GAAP Financial Measures

Non-GAAP net income consists of net income (loss) excluding stock-based compensation expense as well as charges related to acquisitions and other charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by adjusted GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the calculation of GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also includes the dilutive/antidilutive effects of warrants, common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investors Relations section at www.marvell.com.

About Marvell

Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), Marvell Software Solutions Israel, Ltd., and Marvell Semiconductor Germany GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.  Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements.  These statements include statements regarding our annual run rate, our ability to monetize our investments, our ability to efficiently integrate technologies, and our anticipated settlement with the plaintiffs in the previously disclosed federal derivative lawsuits related to historical stock option practices. These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  When Marvell files its Form 10-K for the fourth quarter of fiscal 2008, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission and other factors detailed from time to time in Marvell’s filings with the Securities and Exchange Commission. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell® and the Marvell logo are trademarks of Marvell.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 2,	October 27,	January 27,	February 2,	January 27,
	2008	2007	2007	2008	2007

Net revenue	$844,686	$758,246	$621,974	$2,894,693	$2,237,553
Cost of goods sold	438,640	396,209	324,843	1,497,796	1,100,241
Gross profit	406,046	362,037	297,131	1,396,897	1,137,312
Operating expenses:
Research and development and other	266,464	252,205	223,399	988,996	658,211
Selling and marketing	60,504	46,423	60,099	211,261	176,103
General and administrative	48,340	32,537	35,480	138,640	114,154
Amortization and write-off of acquired of acquired intangible assets (a)	43,810	37,311	37,826	155,734	109,987
Acquired in-process research and development	—	—	77,800	—	77,800
Restructuring	7,856	—	—	7,856	—
Total operating expenses	426,974	368,476	434,604	1,502,487	1,136,255
Operating (loss) income	(20,928)	(6,439)	(137,473)	(105,590)	1,057
Interest and other income (expense), net (b)	18,864	(6,048)	(2,003)	(2,654)	13,549
(Loss) income before income taxes	(2,064)	(12,487)	(139,476)	(108,244)	14,606
(Benefit) provision benefit for income taxes	(3,357)	(6,051)	1,109	6,183	35,547
Income (loss) before change in accounting principle	1,293	(6,436)	(140,585)	(114,427)	(20,941)
Cumulative effect of change in accounting principle, net of tax effect	—	—	—	—	8,846
Net income (loss)	$1,293	$(6,436)	$(140,585)	$(114,427)	$(12,095)

Basic net income (loss) per share:
Income (loss) before change in accounting principle, net of tax effect	$0.00	$(0.01)	$(0.24)	$(0.19)	$(0.04)
Cumulative effect of change in accounting principle, net of tax effect	—	—	—	—	0.02
Basic net income (loss) per share	$0.00	$(0.01)	$(0.24)	$(0.19)	$(0.02)
Shares used in basic per share computation	595,512	590,759	587,424	590,308	586,152

Diluted net income (loss) per share:
Income (loss) before change in accounting principle, net of tax effect	$0.00	$(0.01)	$(0.24)	$(0.19)	$(0.04)
Cumulative effect of change in accounting principle, net of tax effect	—	—	—	—	0.02
Diluted net income (loss) per share	$0.00	$(0.01)	$(0.24)	$(0.19)	$(0.02)
Shares used in diluted per share computation	626,699	590,759	587,424	590,308	586,152

(a) Write-off of acquired intangible assets	$7,232	$—	$—	$7,232	$—
(b) Consists of:
Interest expense on term loan and capital lease	$(8,898)	$(8,873)	$(8,253)	$(34,666)	$(10,207)
Interest expense on supply agreement	(1,165)	(1,645)	—	(5,833)	—
Interest income, foreign exchange and other	28,927	4,470	6,250	37,845	23,756
	$18,864	$(6,048)	$(2,003)	$(2,654)	$13,549

Marvell Technology Group Ltd.

Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended			Year Ended
	February 2,	October 27,	January 27,	February 2,	January 27,
	2008	2007	2007	2008	2007

GAAP net income (loss)	$1,293	$(6,436)	$(140,585)	$(114,427)	$(12,095)
Stock-based compensation included in:
Cost of goods sold	4,911	4,326	2,842	15,530	11,339
Research and development and other	45,627	39,989	28,478	152,249	121,481
Selling and marketing	13,925	6,949	7,254	39,022	30,452
General and administrative	5,497	4,092	7,053	24,179	28,849
Amortization and write-off of acquired intangible assets	43,810	37,311	37,826	155,734	109,987
Acquired in-process research and development	—	—	77,800	—	77,800
Restructuring	7,856	—	—	7,856	—
Cumulative effect of change in accounting principle	—	—	—	—	(8,846)
Non-GAAP net income	$122,919	$86,231	$20,668	$280,143	$358,967

GAAP weighted average shares - diluted	626,699	590,759	587,424	590,308	586,152
Non-GAAP adjustment	542	39,854	46,506	40,160	51,507
Non-GAAP weighted average shares diluted (b)	627,241	630,613	633,930	630,468	637,659

GAAP diluted net income (loss) per share	$0.00	$(0.01)	$(0.24)	$(0.19)	$(0.02)
Non-GAAP diluted net income per share (a)	$0.20	$0.14	$0.03	$0.44	$0.56

GAAP gross margin	48.1%	47.7%	47.8%	48.3%	50.8%
Non-GAAP gross margin	48.7%	48.3%	48.2%	48.8%	51.3%

(a)  Non GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares diluted.

(b)  For purposes of calculating non-GAAP net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of SFAS 123R compensation costs attributable to future services and not yet recognized in the financial that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method and also includes the dilutive/antidilutive effects of warrants, common stock options and restricted stock.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	February 2,	January 27,
	2008	2007
Assets
Current assets:
Cash, cash equivalents and short-term investments	$630,903	$596,380
Accounts receivable, net	332,020	328,283
Inventory	419,493	247,403
Prepaid expenses and other current assets	121,325	175,969
Total current assets	1,503,741	1,348,035
Property and equipment, net	416,241	440,943
Long-term investments	45,628	—
Goodwill and acquired intangible assets	2,427,877	2,558,363
Other non current assets	157,107	180,359
Total assets	$4,550,594	$4,527,700

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$231,135	$240,497
Accrued liabilities	241,062	377,744
Income taxes payable	39,132	29,078
Deferred income	69,420	46,459
Current portion of capital lease obligations	2,463	17,408
Total current liabilities	583,212	711,186
Capital lease obligations	4,238	17,096
Term loan obligations	390,750	394,750
Other long-term liabilities	160,875	177,484
Total liabilities	1,139,075	1,300,516

Shareholders’ equity:
Common stock	1,200	1,175
Additional paid-in capital	4,100,659	3,802,509
Accumulated other comprehensive income	615	28
Accumulated deficit	(690,955)	(576,528)
Total shareholders’ equity	3,411,519	3,227,184
Total liabilities and shareholders’ equity	$4,550,594	$4,527,700

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended			Year Ended
	February 2,	October 27,	January 27,	February 2,	January 27,
	2008	2007	2007	2008	2007
Cash flows from operating activities:
Net income (loss)	$1,293	$(6,436)	$(140,585)	$(114,427)	$(12,095)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative effect of change in accounting principle, net	—	—	—	—	(8,846)
Depreciation and amortization	27,008	26,384	24,641	105,812	77,160
Stock-based compensation	69,960	55,356	45,627	230,980	192,121
Amortization and write-off of acquired intangible assets	43,810	37,311	37,826	155,734	109,987
Acquired in-process research and development	—	—	77,800	—	77,800
Loss (gain) from disposal of assets	3,300	—	—	(1,822)	—
Fair market value adjustment to cost of goods sold from supply contract	(5,348)	(26,273)	(37,593)	(109,262)	(37,593)
Termination of supply agreement	(22,069)	—	—	(22,069)	—
Interest expense related to supply contract	1,165	1,645	—	5,833	—
Deferred tax provision	(16,778)	—	(2,224)	(16,778)	(2,224)
Excess tax benefits from stock-based compensation	(199)	(65)	—	(499)	(889)
Changes in assets and liabilities, net of acquisitions:	—
Accounts receivable	55,169	(28,230)	(34,048)	(1,763)	(83,100)
Inventories	(43,441)	(70,086)	(26,214)	(202,275)	(15,908)
Prepaid expenses and other asset	8,798	45,531	(61,369)	108,321	(113,159)
Accounts payable	22,920	(53,441)	40,820	(8,187)	43,891
Accrued liabilities and other	17,134	19,945	16,603	10,880	30,375
Accrued employee compensation	(1,645)	9,642	34,251	8,852	33,484
Accrued facilities charge	—	—	(571)	—	(571)
Income taxes payable	9,032	(8,120)	1,100	4,840	30,192
Deferred income	(6,872)	21,515	14,787	22,961	16,686
Net cash provided by (used in) operating activities	163,237	24,678	(9,149)	177,131	337,311
Cash flows from investing activities:
Cash paid in acquisitions, net	(12,846)	—	(609,889)	(19,987)	(892,867)
Purchases of short-term and long-term investments	(96,979)	(52,256)	—	(262,886)	(266,938)
Sales and maturities of short-term and long-term investments	110,390	70,495	7,929	230,906	812,831
Acquisition costs	(132)	(70)	(4,799)	(1,340)	(9,032)
Purchases of investments	—	(323)	—	(323)	—
Purchases of property and equipment	(32,327)	(16,622)	(59,284)	(113,462)	(180,696)
Proceeds from sale of asset under construction	—	—	—	5,122	—
Purchases of technology licenses	(3,650)	(2,675)	—	(23,175)	(8,029)
Net cash used in investing activities	(35,544)	(1,451)	(666,043)	(185,145)	(544,731)
Cash flows from financing activities:
Proceeds from the issuance of common stock and other	33,614	29,608	9,609	65,903	45,645
Proceeds from term loan obligations	—	—	400,000	—	400,000
Principal payments on capital lease and debt obligations	(1,159)	(1,778)	(5,850)	(10,748)	(19,537)
Excess tax benefits from stock-based compensation	199	65	—	499	889
Net cash provided by financing activities	32,654	27,895	403,759	55,654	426,997
Net increase (decrease) in cash and cash equivalents	160,347	51,122	(271,433)	47,640	219,577
Cash and cash equivalents at beginning of period	455,301	404,179	839,441	568,008	348,431
Cash and cash equivalents at end of period	$615,648	$455,301	$568,008	$615,648	$568,008